SUB-ADVISORY AGREEMENT - ADDENDUM

Appendix A

Effective September 1, 2019, the below fees will be paid by the Adviser to the Sub-Adviser. No other changes are made to the existing Sub-Advisory Agreement dated July 20, 2018.

Fund                                                                                     Sub-Advisory Fee

Eventide Limited-Term Bond Fund                                - 10 bps on the first $100 Mil

                                                                                            - 7 bps after $100 Mil

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement – Addendum to be executed by their officers designated below.

Eventide Asset Management, LLC                                       Dana Investment Advisors, Inc.

By: /s/ Robin John                                                                   By: /s/ Mark Mirsberger

Name: Robin John                                                                     Name: Mark Mirsberger

Title: Chief Executive Officer                                                  Title: Chief Executive Officer

Date: August 20, 2019                                                               Date: August 20, 2019